Exhibit 16.1

Armanino LLP
2700 Camino Ramon, Suite 350
San Ramon, CA 94583
925 790 2600 main
925 790 2601 fax
Armanino.com

September 26, 2023

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read Item 4.01 of the Current Report on Form 8-K of ACM Research, Inc. dated September 26, 2023, and agree with the statements concerning our firm contained therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

Very truly yours,

/s/ Armanino LLP
San Ramon, California